Exhibit 10.1

THIS AGREEMENT, dated July 22, 2021 is made and entered into by and between Edison ICAV, an Irish Collective Investment Asset-management Vehicle, acting for and on behalf of its sub-fund, the Essex Fund, as assignee of Baker Bros. Advisors, LP, a Delaware limited partnership (the “Buyer”), and Kodiak Sciences Inc., a Delaware corporation (“Kodiak”) together with its Subsidiary Kodiak Sciences GmbH, a Swiss corporation (“Kodiak GmbH”, and with Kodiak, the “Sellers”) and relates to a Funding Agreement dated December 1, 2019 (the “Funding Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Funding Agreement.

Sellers and Buyer agree as follows:

1.
the Second Payment will not be made and all references to “Purchase Price” mean One Hundred Million Dollars ($100,000,000). Any reference to “Second Payment” is of no further effect, and
2.
except as expressly modified hereby, the Funding Agreement is and remains in full force and effect (and all provisions therein, except as modified by this Amendment, shall apply to this Amendment).

Signed on July 22, 2021.

SELLERS

Kodiak Sciences Inc.	Kodiak Sciences GmbH
By: /s/ Victor Perlroth	By: /s/ Victor Perlroth
Name/Title: Victor Perlroth, Chief Executive Officer	Name/Title: Victor Perlroth, Chairman

BUYER

Edison ICAV, Acting for and on behalf of its Sub-Fund The Essex Fund
By: /s/ Scott L. Lessing
Name/Title: Scott L. Lessing, Director